Exhibit 99.1
BeautyHealth Reports Full Year and Fourth Quarter 2024 Financial Results
Delivers fourth quarter and full year net sales of $83.5 million and $334.3 million

Long Beach, Calif., March 12, 2025 – The Beauty Health Company (NASDAQ: SKIN) (“BeautyHealth”), home to flagship brand Hydrafacial, today announced financial results for the fourth quarter ended December 31, 2024 (“Q4 2024”).

“In Q4 2024, we continued to strengthen our financial position, exceeding the high end of our guidance for both net sales and adjusted EBITDA,” said CEO Marla Beck. “We increased consumable sales, expanded our gross margins and continued to reduce our operating expenses, delivering $9 million of adjusted EBITDA in the quarter. We now have over 34,000 global delivery systems serving our large provider base.”

“In 2025, we are focused on deepening partnerships, accelerating science-backed innovations, including new product offerings, and enhancing our commercial execution. Despite near-term global macroeconomic uncertainty and industry headwinds, Hydrafacial remains a leading global brand, and we are confident in our ability to execute on our strategy and drive long-term shareholder value.”

Key Operational and Business Metrics

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Delivery Systems net sales	$26.8	$44.6	$125.4	$206.6
Consumables net sales	56.7	52.2	208.9	191.4
Total net sales	$83.5	$96.8	$334.3	$398.0
Gross profit	$52.3	$45.7	$182.3	$155.1
Gross margin	62.7%	47.2%	54.5%	39.0%
Adjusted gross profit(2)	$56.0	$52.8	$207.2	$249.8
Adjusted gross margin(2)	67.1%	54.6%	62.0%	62.8%
Net loss	$(10.3)	$(9.4)	$(29.1)	$(100.1)
Adjusted EBITDA(2)	$9.0	$3.4	$12.3	$24.3
Adjusted EBITDA margin(2)	10.8%	3.5%	3.7%	6.1%

	Three Months Ended December 31,		Year Ended December 31,
Unaudited	2024	2023	2024	2023
Total delivery systems sold	1,087	1,551	4,907	8,287
Active install base(3)	34,735	31,446	34,735	31,446
__________________________
(1) Amounts may not sum due to rounding.
(2) See "Non-GAAP Financial Measures" below.
(3) Estimated number of delivery systems owned by providers that have purchased consumables in the trailing twelve-month period.

BeautyHealth completed the year with an estimated active install base of 34,735 units, as compared to 31,446 in the prior year, resulting in growth in consumable net sales. The decrease in overall revenue resulted from fewer units placed year over year, impacted by a challenging macroeconomic environment and the prior year international launch of the Syndeo Delivery System ("Syndeo"). The Company continues to evaluate its strategic footprint, exiting its third-party manufacturing arrangement in 2024, and is expected to convert its China market from a direct sales to distributor model in 2025.

Fourth Quarter Financial Highlights
•Net sales were $83.5 million for the fourth quarter of 2024, a decrease of (13.8)%, compared to the prior year period ("Q4 2023"), due to lower delivery systems net sales.
•Gross margin was 62.7% in Q4 2024 compared to 47.2% in Q4 2023. Adjusted gross margin was 67.1% in Q4 2024 compared to 54.6% in Q4 2023. The improvement in gross margin and adjusted gross margin was primarily due lower inventory related charges and favorable mix shift towards consumable net sales, partially offset by lower average selling price of equipment net sales.
•Net loss was relatively flat at $(10.3) million in Q4 2024 compared to $(9.4) million in Q4 2023.
•Adjusted EBITDA was $9.0 million in Q4 2024 compared to $3.4 million in Q4 2023. The improvement in adjusted EBITDA was primarily due to lower operational spend and higher gross margin, partially offset by lower net sales.
•The Company placed 1,087 delivery systems during the quarter compared to 1,551 in the prior year period, reflecting a challenging macroeconomic environment in addition to the prior year international launch of Syndeo.

Full Year Financial Highlights
•Net sales were $334.3 million for 2024, a decrease of (16.0)%, compared to the prior year due to lower delivery systems net sales.
•Gross margin was 54.5% in 2024 compared to 39.0% in 2023. The improvement in gross margin was primarily due to the absence of charges and inventory write-downs associated with the Syndeo Program of $65.2 million in 2023 and favorable mix shift towards consumable net sales, partially offset by higher inventory related charges and $8 million of manufacturing optimization related costs incurred in 2024.
•Adjusted gross margin was relatively flat at 62.0% in 2024 compared to 62.8% in 2023.
•Net loss was $(29.1) million in 2024 compared to net loss of $(100.1) million in 2023. The change compared to the prior year was primarily due to costs associated with the Syndeo Program in 2023.
•Adjusted EBITDA was $12.3 million in 2024 compared to $24.3 million in 2023. The decline in adjusted EBITDA was primarily due to lower net sales, partially offset by lower operational spend.
•The Company placed 4,907 delivery systems in 2024 compared to 8,287 in the prior year, reflecting a challenging macroeconomic environment in addition to the prior year international launch of Syndeo.

Balance Sheet and Cash Flow Highlights
•Cash, cash equivalents, and restricted cash were approximately $370.1 million as of December 31, 2024 compared to approximately $523.0 million as of December 31, 2023. The change was primarily due to the repurchase of convertible senior notes during the first half of 2024.
•The Company had approximately 7 million private placement warrants and approximately 124.9 million shares of Class A common stock outstanding as of December 31, 2024.

2025 Financial Guidance

First Quarter 2025
Net sales	$61 – $66 million
Adjusted EBITDA(1)	($6) – ($4) million

Fiscal Year 2025
Net sales	$270 – $300 million
Adjusted EBITDA(1)	$10 – $25 million
__________________________
(1) See "Non-GAAP Financial Measures" below.

2025 financial guidance reflects the following assumptions:
•Net sales guidance reflects continued downward pressure on delivery systems net sales.
•Assumes no material deterioration in current general market conditions or other unforeseen circumstances beyond the Company's control, such as foreign currency exchange rates, tariffs, and trade restrictions.
•Excludes any unannounced acquisitions, dispositions or financings.

Regional Operational and Business Metrics

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Delivery Systems net sales
Americas	$16.8	$21.8	$70.9	$95.0
Asia-Pacific (“APAC”)	2.8	13.0	21.7	59.4
Europe, the Middle East and Africa (“EMEA”)	7.2	9.8	32.8	52.2
Total Delivery Systems net sales	$26.8	$44.6	$125.4	$206.6

Consumables net sales
Americas	$40.2	$37.5	$146.0	$132.7
APAC	6.5	5.7	24.0	22.8
EMEA	10.0	9.0	38.9	35.9
Total Consumables net sales	$56.7	$52.2	$208.9	$191.4

Net sales
Americas	$57.1	$59.4	$217.0	$227.7
APAC	9.2	18.7	45.7	82.2
EMEA	17.2	18.8	71.6	88.1
Total net sales	$83.5	$96.8	$334.3	$398.0

Delivery Systems sold
Americas	649	758	2,695	3,603
APAC	140	450	911	2,392
EMEA	298	343	1,301	2,292
Total Delivery Systems sold	1,087	1,551	4,907	8,287
__________________________
(1) Amounts may not sum due to rounding.

Conference Call
BeautyHealth will host a conference call on Wednesday, March 12, 2025, at 4:30 p.m. ET to review its fourth quarter and full year 2024 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, share-based compensation expense and other items such as manufacturing optimization costs; write-off of discontinued, excess and obsolete product; Syndeo Program; Syndeo product optimization logistics & service costs; and Go-to-Market restructuring. Adjusted gross margin represents adjusted gross profit as a percentage of net sales.

Adjusted EBITDA is calculated as net loss excluding the effects of (benefit) expense for income taxes; depreciation expense; amortization expense; share-based compensation expense; interest expense; interest income; other (income) expense, net; change in fair value of warrant liabilities; foreign currency loss (gain), net; manufacturing optimization costs; write-off of discontinued, excess and obsolete product; Syndeo Program; Syndeo product optimization logistics & service costs; Go-to-Market restructuring; litigation related costs; transaction related costs; and severance, restructuring and other. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales.

The Company does not provide a reconciliation of its fiscal 2025 adjusted EBITDA guidance to net loss, the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash share-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2025 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Consolidated Statements of Comprehensive Loss (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$83.5	$96.8	$334.3	$398.0
Cost of sales	31.1	51.1	152.0	242.9
Gross profit	52.3	45.7	182.3	155.1
Operating expenses:
Selling and marketing	26.5	32.0	118.3	144.5
Research and development	1.2	3.0	6.3	10.1
General and administrative	31.8	29.0	125.5	131.4
Total operating expenses	59.5	64.0	250.1	286.0
Loss from operations	(7.2)	(18.4)	(67.8)	(130.9)
Interest expense	2.5	3.4	10.4	13.6
Interest income	(2.2)	(6.4)	(16.6)	(23.2)
Other (income) expense, net	(0.1)	0.1	(33.6)	(5.2)
Change in fair value of warrant liabilities	(0.1)	(3.6)	(3.1)	(11.9)
Foreign currency transaction loss (gain), net	4.5	(3.1)	4.6	(2.4)
Loss before provision for income taxes	(11.7)	(8.8)	(29.6)	(101.9)
Income tax (benefit) expense	(1.4)	0.6	(0.5)	(1.8)
Net loss	(10.3)	(9.4)	(29.1)	(100.1)
Comprehensive loss, net of tax:
Foreign currency translation adjustments	(3.2)	2.1	(3.9)	1.5
Comprehensive loss	$(13.6)	$(7.3)	$(33.0)	$(98.6)
Net loss per share
Basic	$(0.08)	$(0.07)	$(0.23)	$(0.76)
Diluted	$(0.08)	$(0.07)	$(0.36)	$(0.76)
Weighted average common shares outstanding
Basic	124,401,969	128,716,355	123,827,372	131,680,605
Diluted	124,401,969	128,716,355	142,492,575	131,680,605
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$370.1	$523.0
Accounts receivable, net	27.6	54.7
Inventories	69.1	91.3
Income tax receivable	0.8	0.3
Prepaid expenses and other current assets	9.5	28.9
Total current assets	477.1	698.3
Property and equipment, net	6.0	14.2
Right-of-use assets, net	13.6	12.1
Intangible assets, net	47.5	62.1
Goodwill	123.5	125.8
Deferred income tax assets, net	3.9	0.5
Other assets	14.1	16.0
TOTAL ASSETS	$685.7	$929.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21.9	$44.8
Accrued payroll-related expenses	17.6	22.0
Lease liabilities, current	5.1	4.6
Income tax payable	3.4	2.8
Syndeo Program reserves	—	21.0
Other accrued expenses	20.0	19.8
Total current liabilities	68.2	115.0
Lease liabilities, non-current	10.8	9.3
Deferred income tax liabilities, net	0.4	0.7
Warrant liabilities	0.5	3.6
Convertible senior notes, net	552.2	738.4
Other long-term liabilities	1.8	2.8
TOTAL LIABILITIES	$633.9	$869.7

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	566.7	541.3
Accumulated other comprehensive loss	(7.0)	(3.0)
Accumulated deficit	(508.0)	(478.9)
Total stockholders’ equity	$51.8	$59.4
LIABILITIES AND STOCKHOLDERS’ EQUITY	$685.7	$929.1
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash, cash equivalents, and restricted cash at beginning of period	$523.0	$568.2
Operating activities:
Net loss	(29.1)	(100.1)
Non-cash adjustments:	72.6	98.5
Change in operating assets and liabilities:
Accounts receivable	20.8	16.5
Inventories	(10.5)	(22.6)
Prepaid expenses, other current assets, and income tax receivable	15.5	(7.0)
Accounts payable, accrued expenses, and income tax payable	(43.8)	44.0
Other, net	(9.4)	(7.6)
Net cash provided by operating activities	16.1	21.8
Net cash used for investing activities	(6.8)	(31.5)
Net cash used for financing activities	(158.3)	(37.4)
Net change in cash, cash equivalents, and restricted cash	(149.0)	(47.2)
Effect of foreign currency translation	(4.0)	2.0
Cash, cash equivalents, and restricted cash at end of period	$370.1	$523.0
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Net sales	$83.5	$96.8	$334.3	$398.0

Gross profit	$52.3	$45.7	$182.3	$155.1
Gross margin	62.7%	47.2%	54.5%	39.0%

Adjusted to exclude the following:
Depreciation expense	0.4	0.5	2.3	2.4
Amortization expense	2.5	4.2	12.3	13.9
Share-based compensation expense	0.1	0.3	0.1	1.5
Manufacturing optimization costs	—	—	7.6	—
Write-off of discontinued, excess and obsolete product	—	—	2.0	10.4
Syndeo Program	—	2.1	—	65.2
Syndeo product optimization logistics & service costs	—	—	—	1.4
Go-to-Market restructuring	0.6	—	0.6	—
Adjusted gross profit	$56.0	$52.8	$207.2	$249.8
Adjusted gross margin	67.1%	54.6%	62.0%	62.8%
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles net loss to adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Net sales	$83.5	$96.8	$334.3	$398.0

Net loss	$(10.3)	$(9.4)	$(29.1)	$(100.1)
Adjusted to exclude the following:
(Benefit) expense for income taxes	(1.4)	0.6	(0.5)	(1.8)
Depreciation expense	1.5	4.3	9.9	11.3
Amortization expense	5.1	5.6	23.7	23.3
Share-based compensation expense	5.9	2.3	26.7	22.5
Interest expense	2.5	3.4	10.4	13.6
Interest income	(2.2)	(6.4)	(16.6)	(23.2)
Other (income) expense, net	(0.1)	0.1	(33.6)	(5.2)
Change in fair value of warrant liabilities	(0.1)	(3.6)	(3.1)	(11.9)
Foreign currency loss (gain), net	4.5	(3.1)	4.6	(2.4)
Manufacturing optimization costs	—	—	7.6	—
Write-off of discontinued, excess and obsolete product	—	—	2.0	10.4
Syndeo Program	—	2.1	—	65.2
Syndeo product optimization logistics & service costs	—	—	—	1.4
Go-to-Market restructuring	0.6	—	0.6	—
Litigation related costs	2.6	—	6.3	1.5
Transaction related costs	—	—	—	0.8
Severance, restructuring and other	0.6	7.4	3.1	18.7
Adjusted EBITDA	$9.0	$3.4	$12.3	$24.3
Adjusted EBITDA margin	10.8%	3.5%	3.7%	6.1%
__________________________
(1)Amounts may not sum due to rounding.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a medtech meets beauty company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in nanoneedling and microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Investors: IR@beautyhealth.com
Press: Press@beautyhealth.com